Exhibit 23.7


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of SFX Broadcasting, Inc. to be filed on or about November 26, 1996 and to the incorporation by reference therein of our report dated March 6, 1996 with respect to the financial statements of Texas Coast Broadcasters, Inc. at December 31, 1995 and 1994 and for the years then ended.


                                /s/ Mohle, Adams, Till, Guidry & Wallace, L.L.P.
                               ------------------------------------------------
                                    MOHLE, ADAMS, TILL, GUIDRY & WALLACE, L.L.P.

Houston, Texas
November 21, 1996